UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2012

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2012, Mr. Peter Swinburn was appointed to the Board of Directors of Express, Inc. (the “Company”) as a Class I director. The Company's Board of Directors also appointed Mr. Swinburn to its Compensation and Governance Committee.

Mr. Swinburn will be entitled to the Company's standard non-employee director cash and equity compensation arrangements described in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 2, 2011. In addition, Mr. Swinburn has entered into the Company's standard indemnification agreement for directors, which has been filed as an exhibit to the Current Report on Form 8-K filed by the Company on January 5, 2012. There are no arrangements or understandings between Mr. Swinburn and any other person pursuant to which he was selected to serve on the board of directors, and there are no relationships between Mr. Swinburn and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the Company's press release announcing the appointment of Mr. Swinburn to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission dated January 3, 2012).
99.1	Press Release, dated February 21, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: February 22, 2012	By	/s/ Lacey J. Bundy
Lacey J. Bundy
Secretary